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                                                                      EXHIBIT 5


                         [BECKMAN COULTER LETTERHEAD]


                                                                December 4, 1998

Beckman Coulter, Inc.
4300 North Harbor Boulevard
Fullerton, California 92834-3100

     Re: Registration Statement on Form S-8 of
         Beckman Coulter, Inc. (the "Company")

Ladies and Gentlemen:

     At your request, I have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 750,000 shares of Common Stock, par value $0.10 per share, of the Company (the "Common Stock"), and additional rights pursuant to the Company's Rights Agreement with First Chicago Trust Company of New York, as rights agent (the "Rights, and together with the Common Stock, the "Shares"), to be issued pursuant to the Beckman Coulter, Inc. Employees' Stock Purchase Plan (the "Plan"). I have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Shares to be issued pursuant to and in accordance with the Plan.

     Based upon such examination and upon such matters of fact and law as I have deemed relevant, I am of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, the Shares will be validly issued, and the Common Stock will be fully paid and non-assessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Respectfully submitted,


                                             By: /s/ WILLIAM H. MAY
                                             -------------------------------
                                             William H. May
                                             Vice President, General Counsel
                                             and Secretary



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Beckman Coulter, Inc.       Corporate Headquarters     Telephone: (714) 971-4848
William H. May              4300 N. Harbor Boulevard   Facsimile: (714) 773-8283
Vice President, General     P.O. Box 3100              E-mail:  wmay@beckman.com
Counsel And Secretary       Fullerton, CA 92834-3100